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                               PROMISSORY NOTE

$1,655,444.57                                                 AUGUST 24, 1998
----------------------                                 ----------------------

FOR VALUE RECEIVED, the undersigned ("Borrower") unconditionally (and jointly and severally, if more than one) promise(s) to pay to the order of NationsBank, N.A. ("Bank"), at its principal offices at 100 North Broadway, Wichita, Kansas, 67202, the principal sum of ONE MILLION SIX HUNDRED FIFTY-FIVE THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS AND 57/100 DOLLARS ($1,655,444.57), or such lesser principal sum as may have been advanced hereunder, in lawful money of the United States of America, together with interest from the date hereof on the unpaid principal balance hereunder, computed daily, at the RATE per annum indicated below and in accordance with the particular PAYMENT SCHEDULE indicated below.

The RATE shall be: NATIONSBANK Prime Rate Floating. After default the RATE shall be NATIONSBANK PRIME RATE PLUS 2% per annum.

A RATE based on the Prime Rate of the Bank will change each time and as of the date that the Prime Rate of the Bank changes, without prior notice to Borrower.

     INSTALLMENT-PRINCIPAL AND INTEREST:

     Principal and interest shall be paid in TWELVE (12) monthly installments of $26,265.64 each, which monthly payment is calculated at the Floating Rate as of the date hereof based on a seven-year amortization of the principal amount hereof, commencing on SEPTEMBER 15, 1998, and continuing on the same day of each successive month thereafter with a final payment of all principal due on SEPTEMBER 15, 1999.

If any payment is not paid within TEN (10) days after the date when due, Borrower shall pay to Bank a late charge, for the purpose of defraying Bank's expenses in handling such late payment, in an amount equal to 1.0% of scheduled payment.

COLLATERAL: Borrower hereby grants to the Bank a security interest in all deposit accounts of Borrower now or hereafter at the Bank.

/X/ In addition, if the box is checked, this Note is secured by and is entitled to the benefits from the following collateral documents and any other collateral documents now or hereafter held by the Bank:

/X/ Security Agreement(s) dated any date, including, without limitation;
    SEPTEMBER 5, 1997.

/X/ Other (describe): ASSIGNMENT OF PERMITS, LICENSES AND AGREEMENTS DATED
    SEPTEMBER 5, 1997; AND LOAN AGREEMENT DATED SEPTEMBER 5, 1997.


ADDITIONAL TERMS AND CONDITIONS

1. Borrower and any co-maker and endorser hereof and any other party hereto and any guarantor hereof (collectively "Obligors") and each of them: (i) waive(s) presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given under the law to any of Obligors, in connection with the delivery, acceptance, performance, default or enforcement of this Note, or any endorsement or guaranty of this Note or of any document or instrument evidencing any security for payment of this Note; and (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or release or discharge by Bank of any of Obligors or release substitution or exchange of any security for the payment hereof or the failure to act on the part of Bank or any indulgence shown by Bank, from time to time and in one or more instances (without notice to or further assent from any of Obligors) and agree(s) that no such action, failure to act, or failure to exercise any right or remedy on the part of the Bank shall in any way affect or impair the obligations of any Obligor or be construed as a waiver by Bank of, or to otherwise affect, any of Bank's rights under this Note, under any endorsement or guaranty of this Note, or under any document or instrument evidencing any security for payment of this Note.

2. Upon the occurrence of any of the following events of default, this Note and any other obligation or liability of Borrower to the Bank shall, at the option of the Bank, become immediately due and payable: (1) default in the performance of any liability or obligation of Borrower or of any co-maker, endorser, guarantor or surety of any liability of Borrower to the Bank, including default in the payment of any part of the principal of or interest upon this Note as the same becomes due; (2) failure of Borrower promptly to furnish additional security when requested by the Banks to do so; (3) Depreciation in value of the collateral or any additions thereto or substitutions thereof, or any part thereof, to the extent that this Note is not regarded by the Bank as properly secured;
    (4) determination by an officer of the Bank that the collateral has become unsatisfactory to the Bank; (5) determination by an officer of the Bank that a material adverse change has occurred in the financial condition of Borrower or of any co-maker, endorser, guarantor or surety thereof; (6) any other event which causes the Bank, in good faith, to deem itself insecure; (7) the events of default as set forth in the Loan Agreement dated September 5, 1997 by and among Borrower and Bank.

3. If any one or more provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or if any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in either of those events, such provision of provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions shall in no way be affected, prejudiced or disturbed hereby.

4. The Bank shall, to the extent allowable by law, be entitled to recover reasonable attorneys' fees and other reasonable costs incurred in the collection of this Note.

5. No provision of this Note shall require the payment or permit the collecting of interest in excess of the maximum rate permitted by applicable law; and, if any sum is collected in access of the applicable maximum rate it shall be construed as a mutual mistake of Borrower and Bank and such excess sum shall be credited to principal or, if this Note has been repaid in full, refunded to Borrower.

6. This Note is delivered in and shall be construed under the laws of the State of Kansas.

"Borrower                                   "Borrower"

New York Bagel Enterprises, Inc.            Lots A' Bagels, Inc.



By: /s/ Robert J. Geresi                    By: /s/ Robert J. Geresi
   --------------------------------            --------------------------------
   Robert J. Geresi, Chairman and              Robert J. Geresi, President
    Chief Executive Officer